UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2021

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
34175 ARDENWOOD BLVD., FREMONT, CALIFORNIA 94555
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2021, Ardelyx, Inc. (the “Company”) entered into that certain Fourth Amendment to Loan and Security Agreement (the “Amendment”), which amended that certain Loan and Security Agreement, dated as of May 16, 2018 (as amended, restated or modified from time to time, including by that certain First Amendment to Loan and Security Agreement, dated as of October 9, 2020, that certain Second Amendment to Loan and Security Agreement, dated as of March 1, 2021, and that certain Third Amendment to Loan and Security Agreement, dated as of May 5, 2021, the “Loan and Security Agreement”) among the Company, Solar Capital Ltd. and the lenders party thereto, by extending the period of time that the Company is permitted to make interest-only payments on the term loan facility under the Loan Agreement to November 1, 2021. Without such extension, following the July 28, 2021 issuance by the U.S. Food and Drug Administration (“FDA”) of a complete response letter (“CRL”) for tenapanor for the control of serum phosphorus in adult patients with chronic kidney disease (“CKD”) on dialysis, the interest only period had been set at August 1, 2021.

The above summaries of the material terms of the Amendment do not purport to be complete and are qualified in their entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On July 29, 2021, the Company announced that it received a complete response letter (“CRL”) from the U.S. Food and Drug Administration (the “FDA”) on July 28, 2021 regarding the Company’s New Drug Application (“NDA”) for the control of serum phosphorus in chronic kidney disease (“CKD”) patients on dialysis. According to the CRL, while the FDA agrees “that the submitted data provide substantial evidence that tenapanor is effective in reducing serum phosphorus in CKD patients on dialysis,” the Agency characterizes the magnitude of the treatment effect as “small and of unclear clinical significance.” Additionally, the FDA noted that for the application to be approved, Ardelyx will need “to conduct an additional adequate and well-controlled trial demonstrating a clinically relevant treatment effect on serum phosphorus or an effect on the clinical outcome thought to be caused by hyperphosphatemia in CKD patients on dialysis.” There were no safety, clinical pharmacology/biopharmaceutics, chemistry, manufacturing, and controls or non-clinical issues identified in the CRL.

The Company intends to request a Type A meeting as soon as possible to discuss the CRL and determine potential paths forward for the approval of tenapanor for the control of serum phosphorus in adult patients with CKD on dialysis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to the Loan and Security Agreement, dated as of July 29, 2021, by and among Ardelyx, Inc., Solar Capital Ltd. and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2021	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer